SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): July 8, 2003

                            PAYLESS SHOESOURCE, INC.
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                        1-14770                     43-1813160
      --------                        -------                     ----------

    (State or other             (Commission File                 (IRS Employer
    jurisdiction of                  Number)                     Identification
    incorporation)                                                   Number


             3231 Southeast Sixth Avenue, Topeka, Kansas 66607-2207
             ------------------------------------------------------
              (Address of principal executive offices) (zip code)

                                 (785) 233-5171
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

          PRESS RELEASE. On July 10, 2003, Payless ShoeSource, Inc., a Delaware corporation (the "Company"), issued a press release reporting same-store sales for the June reporting period, the five weeks ended July 2, 2003, and disclosed that it had amended its Credit Facility. The full text of the press release dated July 10, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

          AMENDMENT. On July 8, 2003, the Company, Payless ShoeSource Finance, Inc., and certain of its subsidiaries entered into an amendment of a Credit and Guaranty Agreement (the "Credit Facility") dated April 17, 2000, amended as of January 24, 2002, with a syndicate of banks, Goldman Sachs Credit Partners L.P. as sole lead arranger and sole syndication agent, Bank One, N.A. as administrative agent, and Wachovia Bank, National Association, as successor in interest to First Union National Bank, as documentation agent (the "Second Amendment") in which, among other things, the lenders consented to an amendment of the Company's fixed charge coverage ratio through and including the third quarter 2003. The key terms of the Second Amendment include the temporary modification of the fixed charge coverage ratio and maximum leverage ratio, the institution of an asset coverage ratio and the institution of a fixed margin on the revolving loans and term loans. The Second Amendment provides that, if the Company meets certain conditions set forth in the Second Amendment, including repayment in full of the term loan portion of the Credit Facility, certain changes that are favorable to the Company will be instituted for the remaining term of the Credit Facility. These changes include the modification of the fixed charge coverage ratio and maximum leverage ratio, the institution of a variable margin and variable commitment fee based upon performance criteria and an increase in the amount allowed for investments for the remaining term of the Credit Facility. However, if the Company is unable to repay the term loan portion of the Credit Facility in full, it may be in violation of the fixed charge covenant at the end of fourth quarter 2003, and it may be forced to request further modifications of the Credit Facility from the lenders.

          The Second Amendment is attached hereto as Exhibit 99.2 and incorporated by reference herein, and the description above is qualified in its entirety by reference to the Second Amendment.

          SECURITIES MATTERS. On July 15, 2003 the Company announced it was proposing to offer $200 million of senior subordinated notes due 2013. The Company intends to use the proceeds of this offering, net of all fees and expenses, together with available cash, to repay all its existing indebtedness under the term loan portion of its Credit Facility. The senior subordinated notes will be issued in a transaction that will not be registered under the Securities Act of 1933, as amended, and will be offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The senior subordinated notes to be offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.


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


          The full text of the press release dated July 15, 2003, regarding the proposed senior subordinated notes offering, is attached as Exhibit 99.3 hereto and is incorporated herein by reference.


ITEM 9.   REGULATION FD DISCLOSURE

          The Company will be providing the following information to certain broker/dealers, investment advisors, institutional investment managers, investment companies and/or holders of the Company's securities in connection with the above-referenced securities offering that has not previously been disclosed publicly by the Company:

                         RISKS RELATED TO OUR BUSINESS

WE HAVE RECENTLY EXPERIENCED DECLINES IN OUR RESULTS OF OPERATIONS AND THESE DECLINES MAY CONTINUE.

          Our business has suffered sales and earnings declines over the last two years, including seven out of the last nine quarters. Specifically:

     o comparable store sales decreased by 6.2% , 3.2% and 2.9% for first quarter 2003, and the full years ended 2002 and 2001, respectively;

     o Adjusted EBITDA has decreased from $70.4 million in first quarter 2002 to $51.1 million in first quarter 2003 and from $335.2 million in 2000 to $281.3 million in 2002, or 16%[1];

     o Adjusted EBITDA margins have decreased from 9.5% in first quarter 2002 to 7.3% in first quarter 2003 and from 11.4% in 2000 to 9.8% in 2002, or
        1.6 percentage points[1]; and



----------------------
[1] Adjusted EBITDA is defined as net earnings plus interest expense, minus interest income, plus provision for income taxes, plus depreciation and amortization and plus (minus) non-recurring charges (benefits). Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income as an indicator of financial performance. We believe Adjusted EBITDA provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is reconciled directly to net earnings as follows:


                                                                   YEAR ENDED        13 WEEKS ENDED
                                                                                     --------------
                                               ------------------------------------  MAY 4,    MAY 3,
                                                  2000      2001      2002           2002      2003
                                                  ----       ----      ----          ----      ----
Net earnings, as reported..................       $120.6     $45.4    $105.8        $23.9     $14.1
Interest expense...........................         29.3      30.6      23.5          6.0       5.0
Interest income............................         (4.3)     (2.5)     (4.3)       (0.5)     (0.9)
Provision for taxes........................         79.0      27.6      58.0         14.5       7.4
Depreciation and amortization..............        102.6     106.9     103.1         26.5      25.5
Non-recurring charges (benefits)...........          8.0      70.0      (4.8)          --        --
                                               --------   --------  --------       --------  --------
Adjusted EBITDA............................    $  335.2  $  278.0  $  281.3        $ 70.4    $ 51.1
                                               ========   ========  ========       ========  ========

     o cash flow from operations has decreased from $45.2 million in first quarter 2002 to $13.1 million in first quarter 2003 and from $222.6 million in 2000 to $130.5 million in 2002, or 41%.

Further, we expect these negative trends to continue for the remainder of 2003. These trends may continue beyond 2003, and if they do, our ability to execute our strategies and meet our obligations under the notes would be adversely affected. See "Summary-Recent Developments." [In the section entitled "Summary-Recent Developments," we discuss our previously publicly disseminated reports regarding disappointing sales trends for the months of May and June, as well as the amendment to our Credit Facility discussed above].

          Comparable store sales, which measures our ability to increase sales, margins and cash flows at our stores, all of which are important to our continued success, are subject to wide fluctuation on a monthly, quarterly and yearly basis. A variety of factors causes this fluctuation, including fashion trends, competition, economic conditions, the timing and release of new merchandise and promotional events, changes in merchandise mix, the success of marketing campaigns and weather conditions. The unpredictable nature of our comparable same store sales makes it difficult to project the future performance of our business, and, accordingly, makes strategic planning more difficult.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE WORLDWIDE FOOTWEAR RETAILING INDUSTRY.

          We face a variety of competitive challenges from other domestic and international footwear retailers, including a number of competitors that have substantially greater financial and marketing resources than we do. These competitors include mass-market discount retailers such as Wal-Mart Stores, Inc., Target Corp. and Kmart Corporation, department stores such as Sears, Roebuck & Co., Kohl's Corp. and J.C. Penney Company, Inc., traditional shoe stores, branded discount stores and sports outlets. We compete with these footwear retailers on the basis of:

     o  the pricing of merchandise;

     o  creating an acceptable value proposition for consumers;

     o  providing strong and effective marketing support;

     o  ensuring product availability and optimizing supply chain effectiveness;

     o  the brand appeal of merchandise;

     o anticipating and responding to changing consumer demands in a timely manner; and

     o developing fashionable, high-quality merchandise in an assortment of sizes, colors and styles that appeals to consumers.

          Competition in the retail footwear industry and generally adverse economic conditions have caused a general reduction in retail prices for footwear. Because average selling prices of branded footwear have declined over the last several years, there is less of a difference between the retail prices of branded footwear and the retail prices of our high quality private label brands. Furthermore, mass-market discount retailers such as Wal-Mart have aggressively competed with us on the basis of price and have gained market share as a result. Accordingly, there is substantial pressure on us to keep the average selling price of our footwear low. In addition, it is possible that mass-market discount retailers will increase their investment in their retail footwear operations, thereby achieving greater market penetration and placing additional competitive pressures on our business. If we are unable to respond effectively to these competitive pressures, our business, results of operations and financial condition will be adversely affected.

A MAJORITY OF OUR OPERATING EXPENSES ARE FIXED COSTS THAT ARE NOT DEPENDENT UPON OUR SALES PERFORMANCE. AS A RESULT, DECLINES IN OUR OPERATING PERFORMANCE ARE MAGNIFIED BECAUSE WE ARE LARGELY UNABLE TO REDUCE EXPENSES IN RESPONSE TO A POTENTIAL SALES SHORTFALL.

          A majority of our operating expenses are fixed costs that are not dependent on our sales performance, as opposed to variable costs, which increase as sales performance increases. These fixed costs include the leasing costs of our stores, our interest expenses and the majority of our labor expenses. If our sales were to decline, we would be largely unable to reduce our operating expenses. Accordingly, the effect of any sales decline is magnified because a larger percentage of our earnings is committed to paying these fixed costs. As a result, the amount of our earnings and cash flow that would be available to finance our operations, implement our strategies and pay our obligations under the notes would decrease.

WE MAY BE UNABLE TO MAINTAIN OR INCREASE OUR SALES VOLUME AND MARGINS.

          We have a substantial market presence in all 50 states and the District of Columbia and we currently derive in excess of 90% of our revenue from our U.S. stores. Because of our substantial market presence, and because the U.S. footwear retailing industry is mature, for us to increase our sales volume and margins in the United States, we must capture market share from our competitors. Because many of our competitors have more financial and marketing resources than we do, it will be difficult for us to capture this additional market share. We have attempted to capture additional market share through a variety of strategies; however, if we are not successful we may be unable to maintain our sales volumes and margins in the United States, adversely affecting our business, results of operations and financial condition.

WE MUST PROVIDE CONSUMERS WITH SEASONALLY APPROPRIATE MERCHANDISE, MAKING OUR SALES HIGHLY DEPENDENT ON SEASONABLE WEATHER CONDITIONS.

          The retail footwear industry is characterized by four high volume seasons: Easter, early summer, back-to-school and the winter season. During each of these periods, we increase our inventory levels to support the increased demand for our products, as well as offer styles particularly suited for the relevant period, such as sandals in early summer and boots during the winter season. If the weather conditions for a particular period vary significantly from those typical for such period, such as an unusually cold early summer or an unusually warm winter, consumer demand for the seasonally appropriate merchandise that we have available in our stores will be lower and our net sales and margins will be adversely affected. Lower sales may leave us with an excess inventory of our basic products and seasonally appropriate products, forcing us to sell both types of products at significantly discounted prices and adversely affecting our net sales and margins. Consequently, our results of operations are highly dependent on favorable weather conditions.

WE MAY BE UNABLE TO ADJUST TO CONSTANTLY CHANGING FASHION TRENDS.

          Our success depends, in large part, upon our ability to gauge the evolving fashion tastes of our consumers and to provide merchandise that satisfies such fashion tastes in a timely manner. The worldwide retailing footwear industry fluctuates according to changing fashion tastes and seasons, and merchandise usually must be ordered well in advance of the season, frequently before consumer fashion tastes are evidenced by consumer purchases. In addition, the cyclical nature of the worldwide footwear retailing industry also requires us to maintain substantial levels of inventory, especially prior to peak selling seasons when we build up our inventory levels.

          As a result, if we fail to properly gauge the fashion tastes of consumers, or to respond in a timely manner, this failure would adversely affect retail and consumer acceptance of our merchandise and leave us with substantial unsold inventory. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which may harm our business and financial results.

THE WORLDWIDE FOOTWEAR RETAILING INDUSTRY IS HEAVILY INFLUENCED BY GENERAL ECONOMIC CYCLES.

          Footwear retailing is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of footwear and related goods tend to be highly correlated with the cycles of the levels of disposable income of our consumers. As a result, any substantial deterioration in general economic conditions could adversely affect our net sales and results of operations.

WE MAY BE UNSUCCESSFUL IN OPENING NEW STORES OR RELOCATING EXISTING STORES TO NEW LOCATIONS, ADVERSELY AFFECTING OUR ABILITY TO GROW.

          Our growth is largely dependent upon our ability to expand our retail operations by opening and operating new stores, as well as relocating existing stores to new locations, on a profitable basis. In 2002, we opened 230 new Payless ShoeSource stores, of which 68 were relocations and 109 were outside of the United States. In 2003, we intend to open approximately 240 new Payless ShoeSource stores, of which 110 are expected to be relocations and 50 are expected to be outside of the United States.

          Our ability to open new stores and relocate existing stores to new locations on a timely and profitable basis is subject to various contingencies, some of which are beyond our control. These contingencies include our ability to:

     o  locate suitable store sites;

     o  negotiate acceptable lease terms;

     o  build-out or refurbish sites on a timely and cost effective basis;

     o  hire, train and retain qualified managers and personnel;

     o  obtain adequate capital resources; and

     o  successfully integrate new stores into our existing operations.

In addition, the opening of stores outside of the United States is subject to a number of additional contingencies, including issues relating to compliance with local law and regulation and cultural issues and, because we operate a number of our international stores under joint ventures, issues that may arise in our dealings with our joint venture partners or their compliance with the joint venture agreements.

          We may be unsuccessful in opening new stores or relocating existing stores for any of these reasons. In addition, we cannot assure you that, even if we are successful in opening new stores or relocating existing stores, those stores will achieve levels of sales and profitability comparable to our existing stores.

WE RELY ON THIRD PARTIES TO MANUFACTURE AND DISTRIBUTE OUR PRODUCTS.

          We depend on contract manufacturers to manufacture the merchandise that we sell in our stores. If these contract manufacturers are unable to secure sufficient supplies of raw materials, or maintain adequate manufacturing and shipping capacity, they may be unable to provide us with timely delivery of products of acceptable quality. In addition, if the price charged by these contractors increases, including as a result of increases in the price of raw materials, our cost of manufacturing would increase, adversely affecting our results of operations. We also depend on third parties to transport and deliver our products. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our products for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

          We require our contract manufacturers to meet our standards in terms of working conditions, environmental protection and other matters before we are willing to contract with them to manufacture our merchandise. As a result, we may not be able to obtain the lowest possible manufacturing costs. In addition, any failure by our contract manufacturers to meet these standards, to adhere to labor or other laws or to diverge from labor practices that are generally considered ethical in the United States, and the potential negative publicity relating to any of these events, could harm our business and reputation.

          We do not have long-term agreements with any of our contract manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time. In addition, in 2002 we purchased 63% of our merchandise for our stores from 16 contract manufacturers. In 2002, we purchased 20% of our merchandise from one affiliated group of factories. If any one or all of them terminate their relationships with us or is unable to manufacture our merchandise for any reason, we may have difficulty securing the services of alternative contract manufacturers to replace them. There is also substantial competition among footwear retailers for quality manufacturers. To the extent we are unable to secure or maintain relationships with quality manufacturers, our business could be harmed.

THERE ARE RISKS ASSOCIATED WITH OUR IMPORTATION OF PRODUCTS.

          We import finished merchandise into the United States and the other countries in which we operate from the People's Republic of China and 11 other countries. Substantially all of this imported merchandise is subject to:

     o customs duties and tariffs imposed by the governments of countries into which this merchandise is imported; and

     o penalties imposed for, or adverse publicity relating to, violations of labor and wage standards by foreign contractors.

In addition, the countries in which our merchandise is manufactured or imported may from time to time impose additional new quotas, tariffs, duties or other restrictions on our merchandise or adversely change existing restrictions. Any such changes could adversely affect our ability to import our products and the results of operations of our business.

          Manufacturers in China are our major suppliers. China was a direct source of approximately 85% of our merchandise based on cost during 2002. In addition to the products we import directly, a significant amount of the products we purchase from other suppliers has been imported from China. In recent years, the "permanent normal trade relations" treatment China has had with the United States has been controversial, and various trade sanctions have been threatened, although no such measures have been implemented. Any deterioration in the trade relationship between the United States and China or any other disruption in our ability to import footwear from China could have a material adverse effect on our business, financial condition or results of operations.

          In addition to the risks of foreign sourcing stemming from international trade laws, there are also operational risks of relying on such imported merchandise. Our ability to successfully import merchandise derived from foreign sources into the United States is dependent on stable labor conditions in the major ports of the United States. Any instability or deterioration of the domestic labor environment in these ports, such as the work stoppage at West Coast ports in 2002, could result in increased costs, delays or disruption in product deliveries that could cause loss of revenue, damage to customer relationships or materially affect our business.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO POLITICAL AND ECONOMIC RISKS.

          In 2002, approximately ten percent of our sales were generated outside the United States and almost all of our merchandise was manufactured outside the United States. We are accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

     o  political and economic instability;

     o  exchange controls and currency exchange rates;

     o  language and other cultural barriers;

     o  foreign tax treaties and policies; and

     o  restrictions on the transfer of funds to and from foreign countries.

          Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially. From time to time, we enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations.

WE MAY BE UNABLE TO EFFECTIVELY PROTECT OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS, AND WE ARE SUBJECT TO LIABILITY IF WE INFRINGE THE TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

          Our trademarks and other intellectual property rights are important to our success and competitive position. If we were to lose or were unable to effectively protect such intellectual property rights, our business could be adversely affected. In addition, we are subject to liability if we infringe the trademarks or other intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. If this were to happen, it could have a substantial adverse effect on our business.

ADVERSE OCCURRENCES AT OUR TOPEKA DISTRIBUTION CENTER COULD NEGATIVELY IMPACT OUR BUSINESS.

          We operate a distribution center in Topeka, Kansas, which serves as the main source of inventory for our stores. In comparison to our total distribution network, the distribution needs of our stores are heavily dependent on products delivered through our Topeka distribution center. In 2002, our Topeka distribution center handled approximately 73% of our stores' needs. If complications arise with our Topeka distribution center or our Topeka distribution center is severely damaged or destroyed, our other distribution centers may not be able to support the resulting additional distribution demands and we may be unable to locate alternative persons or entities capable of doing so. This may adversely affect our ability to deliver inventory to our stores on a timely basis, which could adversely affect our results of operations.

WE MAY BE UNABLE TO ATTRACT AND RETAIN TALENTED PERSONNEL.

          Our success is dependent upon our ability to attract and retain qualified and talented individuals. If we are unable to attract or retain key executives, including senior management, marketing and merchandising personnel, it could adversely affect our business.

PROLONGED WORK STOPPAGES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

          As of May 3, 2003, approximately 1,000 of our employees, including substantially all of our non-management employees at our Topeka distribution center, were covered by 4 separate collective bargaining agreements that expire from 2004 through 2006. We cannot assure you that these agreements will be renewed on similar terms or renegotiated on acceptable terms. Any prolonged work stoppages in one or more of our facilities could materially adversely affect our results of operations. Although there have been no work stoppages or disruptions since the inception of these collective bargaining agreements, we cannot assure you that there will be no disruptions in the future.

          If more of our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. If any group of our employees were to unionize and we were unable to reach agreement on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting the non-union status of the majority of our employees. Any of these events would be disruptive to our operations and could harm our business.

AN OUTBREAK OF SEVERE ACUTE RESPIRATORY SYNDROME OR OTHER SIMILAR INFECTIOUS DISEASES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO PURCHASE MERCHANDISE FROM MANUFACTURERS AND OUR OPERATIONS GENERALLY.

          The outbreak and spread of severe acute respiratory syndrome (SARS)in southern China during the early part of 2003 severely curtailed travel to and from, as well as general business activities within, many countries in Asia in which our manufacturers are located. Although our ability to purchase and import our merchandise from these manufacturers was not negatively impacted during this outbreak of SARS, an additional outbreak of SARS or other infectious diseases could prevent the manufacturers we use from manufacturing our merchandise or hinder our ability to import those goods to the countries in which our stores are located, either of which would have an adverse effect on our results of operations.

          All of the information in Item 9 on this current report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

                                   * * * * *

          This current report on Form 8-K contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, future store openings, international expansion, possible strategic alternatives, new business concepts, capital expenditures and similar matters. Statements including the words "expects," "anticipates," "intends," "plans," "believes," "seeks" or variations of such words and similar expressions are forward-looking statements. The Company notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

          The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to the following:

     o  changes in consumer spending patterns;

     o  changes in consumer preferences and overall economic conditions;

     o  the impact of competition and pricing;

     o  changes in weather patterns;

     o the financial condition of the suppliers and manufacturers from whom the Company sources its merchandise;

     o  changes in existing or potential duties, tariffs or quotas;

     o  changes in international relationships;

     o economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources product are located or in which the Company operates stores;

     o  changes in trade and/or tax laws;

     o  changes in retail, consumer protection, environmental and other laws;

     o  fluctuations in currency exchange rates;

     o  availability of suitable store locations on appropriate terms;

     o  the ability to hire, train and retain associates and managers;

     o general economic, business and social conditions in the countries from which the Company sources products, supplies or has or intends to open stores;

     o  the performance of the Company's partners in joint ventures;

     o  the ability to comply with local laws in foreign countries;

     o  threats or acts of terrorism or war; and

     o strikes, work stoppages or slowdowns by unions that play a significant role in the manufacture, distribution or sale of products.

          All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     PAYLESS SHOESOURCE, INC.


                                     By: /s/ Ullrich E. Porzig
                                        -------------------------------------
                                     Name: Ullrich E. Porzig
                                     Title: Senior Vice President
                                     Chief Financial Officer and Treasurer

Date:  July 15, 2003

                                 EXHIBIT INDEX

99.1      Press release, dated July 10, 2003

99.2 Second Amendment, dated as of July 8, 2003, to the Credit and Guaranty Agreement dated as of April 17, 2000, amended as of January 24, 2002, by and among Payless ShoeSource Finance, Inc., Payless ShoeSource, Inc. and certain of its Subsidiaries, as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P. as sole Lead Arranger and sole Syndication Agent, Bank One, N.A. as Administrative Agent, and Wachovia Bank, National Association, as successor in interest to First Union National Bank, as Documentation Agent

99.3      Press release, dated July 15, 2003


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